UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2016
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.

Termination of a Material Definitive Agreement

On January 11, 2016, Talon OP, L.P., a Minnesota limited partnership and the entity through which Talon Real Estate Holding Corp. (the “Company”) conducts substantially all of its business, entered into an asset purchase agreement with LSOP 3 Joint Venture, LLC and LSOP 3C II, LLC.  Under the asset purchase agreement, Talon OP agreed to purchase from LSOP 3 Joint Venture and LSOP 3C II, LLC (a) the membership units in each of LSOP 3 REIT MN, LLC, LSOP 3 REIT MN 2, LLC, and LSOP 3 REIT MN 3, LLC, which own properties located at 6231-6325 Bury Drive, Eden Prairie, MN, 4600 Nathan Lane North, Plymouth, MN and 9600 54th Avenue North, Plymouth, MN, as well as (b) the properties located at 550-590 Hale Avenue North, Oakdale, MN, 7805 Hudson Road, Woodbury, MN, 7400 Flying Cloud Drive and 7660-7716 Golden Triangle Drive, Eden Prairie, MN, 5600-5610 Rowland Road, Minnetonka, MN, 2800 Campus Drive, 2905 Northwest Boulevard and 2955 Xenium Lane North, Plymouth, MN and 7550 Meridian Circle North, Maple Grove, MN for an aggregate purchase price of approximately $81 million.

The agreement was terminated by the seller on September 7, 2016 as the transaction was not closed by September 1, 2016.  Pursuant to the agreement, Talon OP previously paid a $750,000 deposit, which the seller has retained.

Exhibit 9.01.

Exhibits

10.1

Purchase and Sale Agreement between Talon OP, L.P., LSOP 3 Joint Venture, LLC and LSOP 3C II, LLC dated January 11, 2016 (as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: September 13, 2016	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Purchase and Sale Agreement between Talon OP, L.P., LSOP 3 Joint Venture, LLC and LSOP 3C II, LLC dated January 11, 2016 (as amended)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended March 31, 2016, filed on May 13, 2016 (SEC file no. 000-53917)

4